                                                                     EXHIBIT 1.1


                           GRANT PRIDECO ESCROW CORP.

                                  $175,000,000
                            9% SENIOR NOTES DUE 2009

                               PURCHASE AGREEMENT


                                                               November 25, 2002


DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
c/o Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York  10019


Ladies and Gentlemen:

                  Grant Prideco Escrow Corp., a Delaware corporation (the "Company"), and Grant Prideco, Inc., a Delaware corporation ("Grant Prideco"), hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $175,000,000 aggregate principal amount of its 9% Senior Notes due 2009 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of December 4, 2002 by and between the Company and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). In connection with the consummation of the Transactions (as defined herein), as discussed in the Final Memorandum (as defined herein), pursuant to an assumption agreement, by and among Grant Prideco, the Guarantors (as defined herein) and the Company, and the related supplemental indentures (together, the "Assumption Agreement"), (i) Grant Prideco will assume (the "Assumption"), among other things, the obligations of the Company under the Escrow Agreement (as defined herein), the Notes and the Indenture, (ii) the Guarantors (as defined herein) will guarantee Grant Prideco's obligations under the Notes and Indenture and will become parties to this Agreement and the Escrow Agreement (as defined herein) for the purposes of assuming the indemnification obligations thereunder and (iii) the Guarantors that are not a party to the Registration Rights Agreement will become parties thereto. Following the Assumption pursuant to the Assumption Agreement, the Notes will become senior unsecured obligations of Grant Prideco.

                  The Notes, upon execution of the Assumption Agreement and consummation of the transaction contemplated thereby, and the Exchange Notes and the Private Exchange Notes (as each are defined in the Registration Rights Agreement (as defined below)), when issued, will each be unconditionally guaranteed (collectively, the "Guarantees") on a senior unsecured basis by each of Grant Prideco's domestic subsidiaries existing on the date hereof



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(the "Existing Guarantors" and together with the Company and Grant Prideco, the
"Issuers") and by each of Grant Prideco's domestic subsidiaries existing on the date of the Acquisition (as defined below) (collectively with the Existing Guarantors, the "Guarantors").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, the Company and Grant Prideco have prepared a preliminary offering memorandum dated November 13, 2002 (the "Preliminary Memorandum") and a final offering memorandum dated November 25, 2002 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and Grant Prideco and any material developments relating to the Company and Grant Prideco occurring after the date of the most recent historical financial statements included therein.

                  The Notes are being sold in connection with the consummation of Grant Prideco's acquisition (the "Acquisition") of substantially all of the assets and business operations of Reed-Hycalog ("Reed"), which assets and operations comprise the drill bits business of, and are directly or indirectly wholly-owned by, Schlumberger Technology Corporation ("Schlumberger"), pursuant to an acquisition agreement by and between Schlumberger and Grant Prideco, dated as of October 25, 2002 (the "Acquisition Agreement").

                  The Offering, the Acquisition and the Assumption and the transactions contemplated thereby and hereby are collectively referred to as the "Transactions."

                  The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which Grant Prideco and the Existing Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") following the consummation of the Transactions with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes under the Act.

                  On the Closing Date (as defined in Section 3 below), the Company will deposit with the Trustee, as escrow agent, the net proceeds (the "Escrowed Funds") of the Offering, together with certain other funds made available by the Company. Upon the satisfaction of certain conditions as set forth in an escrow agreement to be dated as of the Closing Date between the Company and the Trustee, as escrow agent (the "Escrow Agreement"), including the Assumption pursuant to the Assumption Agreement, the Escrowed Funds will be released to Grant Prideco.

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                  2. Representations and Warranties. The Company and Grant
Prideco represent and warrant to and agree with the Initial Purchasers that:

                  (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company and Grant Prideco in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

                  (b) To the knowledge of Company and Grand Prideco, all the representations and warranties set forth in the Acquisition Agreement were true and correct in all material respects as of the time as of which such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date (unless such representation or warranty is given as of a specific date).

                  (c) As of September 30, 2002 after giving effect to the Acquisition, Grant Prideco will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum. All of the subsidiaries of Grant Prideco of which more than 50% of the total voting power of shares of capital stock or similar equity interests entitled (without regard to the occurence of any contingency) to vote in the election of directors, managers or trustees of the entity is owned or controlled, directly or indirectly, at such time by Grant Prideco are listed in Schedule 2 attached hereto (except Voest-Alpine Stahlrohr Kindberg GmbH and Voiestalpine Tubulars GmbH & Co KG and each of their direct and indirect subsidiaries, each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of Grant Prideco and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth on Schedule 3 attached hereto, all of the outstanding shares of capital stock of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase (other than options under Grand Prideco's officer, director or employee benefit plans), (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company, Grant Prideco or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum or set forth on Schedule 4 attached hereto, Grant Prideco does not own, directly or indirectly, any shares of capital stock or

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any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                  (d) Each of the Company, Grant Prideco and the Subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate, limited liability company or other organizational power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company, Grant Prideco and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial condition, stockholders' equity, prospects or results of operations of Grant Prideco and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

                  (e) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes and Grant Prideco has all requisite corporate power and authority perform each of its obligations under Notes upon execution of the Assumption Agreement. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and Grant Prideco and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company and, upon execution of the Assumption Agreement, will constitute valid and legally binding obligations of Grant Prideco entitled to the benefits of the Indenture, and enforceable against the Company and, upon execution of the Assumption Agreement, enforceable against Grant Prideco, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (f) Grant Prideco has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Exchange Notes and the Private Exchange Notes. The Exchange Notes and the Private Exchange Notes, when issued, will be in the form contemplated by the Indenture and the Registration Rights Agreement. The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by Grant Prideco and, when executed by Grant Prideco and authenticated by the Trustee in accordance with the provisions of the Indenture and, when issued in accordance with the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of Grant Prideco entitled to the benefits of the Indenture, and enforceable against Grant Prideco in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to

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creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (g) Each of the Existing Guarantors has all requisite corporate, limited liability company or other organizational power and authority, as the case may be, to execute, deliver and perform its obligations under the Guarantees. The Guarantees, when issued, will be in the form contemplated by the Indenture. The Guarantees have each been duly and validly authorized by the Existing Guarantors and, when the Guarantees have been executed and delivered by the Guarantors, upon execution of the Assumption Agreement and the consummation of the transactions contemplated thereby (assuming the due authorization, execution and delivery of the Guarantees by the Guarantors other than the Existing Guarantors) the Guarantees will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, and upon execution of the Assumption Agreement, of Grant Prideco, enforceable against the Company and Grant Prideco in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (i) Each of Grant Prideco and the Existing Guarantors has all requisite corporate, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of Grant Prideco and the Existing Guarantors and, when executed and delivered by Grant Prideco and the Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers and the Guarantors other than the Existing Guarantors), will constitute a valid and legally binding agreement of each of Grant Prideco and the Guarantors, enforceable against each of Grant Prideco and the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

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                  (j) The Company has all requisite corporate power and
authority to execute, deliver and perform its obligations under the Escrow Agreement. The Escrow Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee, as escrow agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (k) The Escrow Agreement has been duly and validly authorized by each of Grant Prideco and the Existing Guarantors and, upon execution of the Assumption Agreement (assuming the due authorization, execution and delivery by the Guarantors other than the Existing Guarantors), will constitute a valid and legally binding agreement of each of Grant Prideco and the Guarantors, enforceable against each of Grant Prideco and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (l) Each of the Issuers has all requisite corporate, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Assumption Agreement and to consummate the transactions contemplated thereby. The Assumption Agreement and the consummation by the Issuers of the transaction contemplated thereby have been duly and validly authorized by each of the Issuers.

                  (m) The Company and Grant Prideco have all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and Grant Prideco of the transactions contemplated hereby have been duly and validly authorized by the Company and Grant Prideco. This Agreement has been duly executed and delivered by the Company and Grant Prideco.

                  (n) Each of the Existing Guarantors has all requisite corporate limited liability company or other organizational power and authority to become a party to, and perform its obligations under this Agreement with respect to the indemnification provisions in Section 9 hereof and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of the Existing Guarantors.

                  (o) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Issuers of the other transactions contemplated hereby, including the Transactions, except such as have been obtained and such

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as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers and except with respect to the registration of the Exchange Notes and the Private Exchange Notes (if applicable) and the qualification of the Indenture under the TIA. None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (p) The execution, delivery and performance by the Company of the Indenture and the Escrow Agreement; the execution, delivery and performance by the Company and Grant Prideco of this Agreement; the execution, delivery and performance by Grant Prideco and the Existing Guarantors of the Registration Rights Agreement; and the execution, delivery and performance by each of the Company, Grant Prideco and the Guarantors of the Assumption Agreement, and the consummation by the Company, Grant Prideco and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any of the Issuers or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Issuers or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (q) The audited consolidated financial statements of Grant Prideco, the Subsidiaries and, to the knowledge of the Company and Grant Prideco, of Reed included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of Grant Prideco, the Subsidiaries and Reed at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data of the Company and Grand Prideco in the Final Memorandum present fairly in all material respects the information shown therein and

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have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. To the knowledge of the Company and Grant Prideco, the summary and selected financial and statistical data of Reed in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Each of Ernst & Young LLP and PricewaterhouseCoopers LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

                  (r) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (s) There is not pending or, to the knowledge of the Company or Grant Prideco, threatened any action, suit, proceeding, inquiry or investigation to which the Company or Grant Prideco or any of the Subsidiaries is a party, or to which the property or assets of the Company or Grant Prideco or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or Grant Prideco or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (t) Each of the Company, Grant Prideco and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company, Grant Prideco and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company, Grant Prideco or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company, Grant Prideco or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company, Grant Prideco and the Subsidiaries, taken as a whole, (ii) none of the Company, Grant Prideco or the Subsidiaries has purchased any of its outstanding capital stock (other than pursuant to employee benefit plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by Grant Prideco or the Subsidiaries) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of Grant Prideco or the Subsidiaries.

                  (v) Each of the Company, Grant Prideco and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company, Grant Prideco or any Subsidiary, as the case may be, is contesting in good faith and for which the Company, Grant Prideco or such Subsidiary, as the case may be, has provided adequate reserves, there is no tax deficiency that has been asserted against the Company, Grant Prideco or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

                  (w) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company, Grant Prideco and the Subsidiaries believe to be reliable and accurate.

                  (x) None of the Company, Grant Prideco, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (y) Each of the Company, Grant Prideco and the Subsidiaries has good and indefeasible title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and indefeasible title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company, Grant Prideco or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company, Grant Prideco or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company, Grant Prideco and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company, Grant Prideco or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

                  (z) There are no legal or governmental proceedings involving or affecting the Company, Grant Prideco or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                  (aa) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company, Grant Prideco and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company, Grant Prideco and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, Grant Prideco or any of the Subsidiaries, threatened against the Company, Grant Prideco or any of the Subsidiaries under any Environmental Law,
(D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, Grant Prideco or any of the Subsidiaries, (E) none of the Company, Grant Prideco or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company, Grant Prideco or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (bb) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company, Grant Prideco or any of the Subsidiaries that is pending or, to the knowledge of the Company, Grant Prideco or any of the Subsidiaries, threatened.

                  (cc) Each of the Company, Grant Prideco and the Subsidiaries carries insurance in such amounts and covering such risks as it reasonably believes is adequate for the conduct of its business and the value of its properties.

                  (dd) None of the Company, Grant Prideco or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company, Grant Prideco or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company, Grant Prideco or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company, Grant Prideco and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

                  (ee) Each of the Company, Grant Prideco and the Subsidiaries
(i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (ff) None of the Company, Grant Prideco or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (gg) The Notes, the Indenture, the Registration Rights Agreement and the Escrow Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (hh) No holder of securities of the Company, Grant Prideco or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by Grant Prideco pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                  (ii) Immediately after (i) the issuance of the Notes pursuant to this Agreement and (ii) consummation of the Transactions, the fair value and present fair saleable value of the assets of each of the Company, Grant Prideco and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company, Grant Prideco or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company, Grant Prideco or the Subsidiaries (each on a consolidated basis) be, after giving effect to (i) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and
(ii) the consummation of the Transactions (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted,
(b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

                  (jj) None of the Company, Grant Prideco, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

                  (kk) No securities of the Company, Grant Prideco or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under
Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (ll) None of the Company, Grant Prideco or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

                  (mm) None of the Company, Grant Prideco, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Notes; the Company, Grant Prideco, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

                  Any certificate signed by any officer of the Company, Grant Prideco or any of the Subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company, Grant Prideco and each of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Notes. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Company at 100.00% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on December 4, 2002, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

                  (b) Each of the Company and Grant Prideco, jointly and severally, agrees to pay the Initial Purchasers on the earlier of (x) the Special Mandatory Redemption Date (as defined in the Escrow Agreement) and (y) the closing date of the Acquisition, by wire transfer of immediately available funds, a fee of 2.375% of the net proceeds of the Offering (i.e., $4,156,250).

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Company and Grant Prideco. The Company and Grant Prideco covenant and agree with the Initial Purchasers that:

                  (a) Neither the Company nor Grant Prideco will amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company and Grant Prideco will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                  (b) The Company and Grant Prideco will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, neither the Company nor Grant Prideco shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes (if applicable), any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company or Grant Prideco will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company and Grant Prideco, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company and Grant Prideco will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Company and Grant Prideco will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For so long as any of the Notes remain outstanding, the Company and Grant Prideco will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company or Grant Prideco to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or Grant Prideco with the Commission or any national securities exchange on which any class of securities of the Company or Grant Prideco may be listed.

                  (g) Prior to the Closing Date, the Company or Grant Prideco will furnish to the Initial Purchasers at their request, as soon as they have been completed, a copy of any unaudited interim financial statements of Grant Prideco for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (h) None of the Company, Grant Prideco or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes.

                  (i) None of the Company or Grant Prideco will, and will not permit the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (j) For so long as any of the Notes remain outstanding, the Company and Grant Prideco will make available at their expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless Grant Prideco is then subject to Section 13 or 15(d) of the Exchange Act.

                  (k) The Company and Grant Prideco will use their reasonable best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

                  (l) In connection with Notes offered and sold in an off shore transaction (as defined in Regulation S) the Company and Grant Prideco will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

                  6. Expenses. The Company and Grant Prideco agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company and Grant Prideco, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or Grant Prideco to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and Grant Prideco agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

                  7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchasers shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of (i) Fulbright & Jaworski, LLP, counsel for the Company and Grant Prideco, in substantially the same form as Exhibit B hereof and (ii) Philip A. Choyce, General Counsel of Grant Prideco, in substantially the same form as Exhibit C hereof and, in each case, as satisfactory to the counsel for the Initial Purchasers.

                  (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (c) The Initial Purchasers shall have received from each of the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

                  (d) The representations and warranties of the Company and Grant Prideco contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and Grant Prideco's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and Grant Prideco shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of Grant Prideco or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (g) The Initial Purchasers shall have received a certificate of the Company and Grant Prideco, dated the Closing Date, signed on behalf of the Company and Grant Prideco by Grant Prideco's Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer to the effect that:

                    (i) the representations and warranties of the Company and Grant Prideco contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and each of the Company and Grant Prideco have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                    (ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

                    (iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently); and

                    (iv) to their knowledge, the audited financial statements, and other financial information included therein, for the years ended December 31, 2000, December 31, 1999, December 31, 1998 and December 31, 1997, fairly present in all material respects the financial condition, results of operations and cash flows of Grant Prideco as of, and for, the periods presented therein.

                  (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by Grant Prideco and each of the Existing Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (i) On the Closing Date, the Escrow Agreement shall have been executed and delivered by all parties thereto.

                  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of each of the Company, Grant Prideco and the Subsidiaries as they shall have heretofore reasonably requested from the Company and Grant Prideco.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and Grant Prideco shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers (as to itself only) agrees with the Company and Grant Prideco that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

                  (b) Each of the Initial Purchasers represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and
(B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

                  9. Indemnification and Contribution. (a) Each of the Company and Grant Prideco agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchasers or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                    (i) any untrue statement or alleged untrue statement made by the Company or Grant Prideco in Section 2 hereof;

                    (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

                    (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and Grant Prideco will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company or Grant Prideco by the Initial Purchasers specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company and Grant Prideco may otherwise have to the indemnified parties. The Company and Grant Prideco shall not be liable under this Section 9 for any settlement of any claim or action effected without Grant Prideco's prior written consent, which shall not be unreasonably withheld.

                  (b) Each Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Company and Grant Prideco, their respective directors, officers and each person, if any, who controls the Company or Grant Prideco within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, Grant Prideco or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers, furnished to the Company or Grant Prideco by such Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, Grant Prideco or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company and Grant Prideco shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company and Grant Prideco in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph
(c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and Grant Prideco on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and Grant Prideco bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Grant Prideco on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, Grant Prideco and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and Grant Prideco, each officer of the Company and Grant Prideco and each person, if any, who controls the Company or Grant Prideco within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and Grant Prideco.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, Grant Prideco, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, Grant Prideco, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and
(ii) delivery of and
payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the discretion of the Initial Purchasers by notice to Grant Prideco given prior to the Closing Date in the event that the Company or Grant Prideco shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                    (i) any of the Company, Grant Prideco or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of Grant Prideco or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                    (ii) trading in securities of Grant Prideco or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

                    (iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

                    (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                    (v) subsequent to the date hereof, any securities of Grant Prideco shall have been downgraded or placed on any "watch list" for possible downgrading by Moodys' Investors Service, Inc. or Standard & Poors Ratings Group, Inc.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page regarding delivery of the Notes and in the third and fourth sentences of the third paragraph under the heading "Private Placement" concerning the terms of the offering by the Initial Purchasers, and the sixth paragraph under the heading "Private Placement" concerning stabilization, syndicate covering transactions and penalty bids, in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company and Grant Prideco for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and, (i) if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019,
Attention: Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro, Esq.; and (ii) if sent to any Issuer, shall be mailed or delivered to such Issuer at Grant Prideco, Inc., 1330 Post Oak Boulevard., Suite 2700, Houston, Texas 77056
Attention: Philip Choyce, with a copy to Fulbright & Jaworski LLP, 1301 McKinney, Suite 5100, Houston, Texas, 77010-3095, Attention: Charles Still.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, Grant Prideco and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and Grant Prideco contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Company and Grant Prideco, their officers and any person or persons who control the Company or Grant Prideco within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN

SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, Grant Prideco and the Initial Purchasers.

                                       Very truly yours,

                                       GRANT PRIDECO ESCROW CORP.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       GRANT PRIDECO, INC.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By: DEUTSCHE BANK SECURITIES INC.


By:
     -----------------------------
     Name:
     Title:


By:
     -----------------------------
     Name:
     Title:

                                                                      Schedule 1



                                                                                  Principal
                                                                                  Amount of
Initial Purchasers                                                                  Notes
------------------                                                                ---------
Deutsche Bank Securities Inc...........................................         $148,750,000
Merrill Lynch, Pierce Fenner & Smith
                Incorporated...........................................           26,250,000
                                                                                ------------
               Total ..................................................         $175,000,000

                                                                      Schedule 2



                          Subsidiaries of Grant Prideco


                                                                            Jurisdiction of
Name                                                                         Incorporation
----                                                                        ---------------
XL Systems Antilles N.V.                                                    Netherlands Antilles

XL Systems Europe B.V.                                                      Netherlands

XL Systems International, Inc.                                              Delaware

GP Expatriate Services, Inc.                                                Delaware

Enerpro de Mexico S.A. de C.V.                                              Mexico

Pridecomex Holding, S.A. de C.V.                                            Mexico

Grant Prideco S.A. de C.V.                                                  Mexico

T.F. de Mexico, S.A. de C.V.                                                Mexico

Immobiliaria Industrial de Veracruz, S.A. de C.V.                           Mexico

Grant Prideco (Singapore) Pte Ltd                                           Singapore

Grant Prideco Holding, LLC                                                  Delaware

XL Systems, L.P.                                                            Texas

Grant Prideco, L.P.                                                         Delaware

Plexus Deepwater Technologies Ltd.                                          Texas

Grant Prideco PC Composites Holdings, LLC                                   Texas

Grant Prideco USA, LLC                                                      Delaware

Star Operating Company                                                      Delaware

TA Industries, Inc.                                                         Delaware

GP Italy Holding S.r.l.                                                     Italy

C.M.A. Canavera S.p.a.                                                      Italy

Tube Alloy Capital Corporation                                              Texas

Tube Alloy Corporation                                                      Louisiana

Texas Arai, Inc.                                                            Delaware

Grant Prideco Services, Ltd.                                                Cayman

Grant Prideco Mauritius Limited                                             Mauritius

Jiangsu Shuguang Grant Prideco Tubular Company Limited                      China

Tianjin Grant TPCO Drilling Tools Company Limited                           China

Grant Prideco Limited                                                       U.K.

Grant Prideco Canada Ltd.                                                   Canada

Voest-Alpine Stahlrohr Kindberg GmbH                                        Austria

Voiestalpine Tubulars GmbH & Co KG                                          Austria

Voest Alpine Tubular Corporation                                            Delaware

Voset Alpine South America, C.A.                                            Venezuela (Dormant)

Voest Alpine Middle East Free Zone Establishment                            UAE

Grant Prideco Foreign Sales Corporation                                     Barbados

Grant Prideco de Venezuela, S.A.                                            Venezuela

Grant Prideco Jersey Limited                                                Jersey Islands

P.T. H-Tech Oilfield Equipment                                              Indonesia

Intellipipe, Inc.                                                           Delaware

Grant Prideco Norway Holding AS                                             Norway

Rotator AS                                                                  Norway

Grant Prideco Marine Products  and  Services International Inc.             Delaware

GP USA Holding, LLC                                                         Delaware

Grant Prideco Escrow Corp.                                                  Delaware

                                                                      Schedule 3



                   Liens, Encumbrances, Equities and Claims or
                    Restrictions on Transferability or Voting

         The stock of each of Grant Prideco, Inc.'s domestic subsidiaries and approximately 66% of its foreign subsidiaries is pledged pursuant as collateral pursuant to that certain Amended and Restated Pledge Agreement, by Grant Prideco, Inc.'s subsidiaries in favor of Transamerica Business Credit Corporation, as agent, in connection with that certain Amended and Restated Loan and Security Agreement, dated July 10, 2000, among Grant Prideco, Inc. and certain of its subsidiaries, the Lenders identified therein and Transamerica Business Credit Corporation, as agent, as amended.

         A third party with whom Grant Prideco, Inc. and/or its Subsidiaries have licensing arrangements has a right of first refusal or similar rights restricting the ability of Grant Prideco, Inc. and its Subsidiaries to transfer their interests in Plexus Deepwater Technologies Ltd.

         In addition, the other equity holders in the following entities have rights of first refusal on Grant Prideco, Inc.'s and its subsidiaries equity interests in such entities:

         Rotator AS

         Jiangsu Shuguang Grant Prideco Tubular Company  Limited

         Tianjin Grant TPCO Drilling Tools Company Limited

         P.T. H-Tech Oilfield Equipment

         Intelliserve, Inc.

                                                                      Schedule 4



                             Other Equity Interests


Grant Prideco PC Composites Holdings, LLC owns a 1% general partner interest in PC Composites, LP (Texas)

Grant Prideco USA, LLC owns a 49% limited partner interest in PC Composites, L.P. (Texas)

Intellipipe, Inc. owns a 50% interest in Intelliserve, Inc. (Delaware)

Grant Prideco, Inc. owns 100 shares (representing less than a 0.1% interest) in Voest Alpine Stahl AG (Austria)

                                                                       Exhibit B

                     Opinion of Fulbright & Jaworski L.L.P.


                  Based upon the foregoing, subject to the exceptions, qualifications and limitations hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  2. The Indenture has been duly authorized by Grant Prideco and the Existing Guarantors and, upon execution of the Assumption Agreement and the related supplemental indenture and, assuming due authorization, execution and delivery thereof by the Trustee and the Guarantors other than the Existing Guarantors, constitutes a valid and legally binding obligation of each of Grant Prideco and the Guarantors, enforceable against each of Grant Prideco and the Guarantors in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  3. The Registration Rights Agreement has been duly authorized, executed and delivered by Grant Prideco and each of the Existing Guarantors and, assuming due authorization, execution and delivery thereof by or on behalf of the Initial Purchasers and the Guarantors other than the Existing Guarantors, constitutes a valid and binding obligation of Grant Prideco and each Guarantor enforceable against each of Grant Prideco and the Guarantors in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and provided that the provisions for indemnification and contribution thereunder may be limited by equitable principles and public policy considerations.

                  4. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, upon payment and delivery in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  5. The Notes have been duly authorized by Grant Prideco and, upon execution of the Assumption Agreement and the related supplemental Indenture, will constitute valid and legally binding obligations of Grant Prideco enforceable against Grant Prideco in accordance with their terms and entitled to the benefits of the Indenture subject to
         (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  6. The Exchange Notes have been duly authorized by Grant Prideco and, when executed and delivered by Grant Prideco and assuming the authentication by the Trustee, upon consummation of the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and legally binding obligations of Grant Prideco, enforceable against Grant Prideco in accordance with their terms and entitled to the benefits of the Indenture, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  7. The Private Exchange Notes have been duly authorized by Grant Prideco, and, when executed and delivered by Grant Prideco and assuming the authentication by the Trustee, upon consummation of the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and legally binding obligations of Grant Prideco, enforceable against Grant Prideco in accordance with their terms and entitled to the benefits of the Indenture, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity

         (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  8. Upon execution of the Assumption Agreement, the Guarantees will be in the form contemplated by the Indenture. The Guarantees have been duly and validly authorized by each of the Existing Guarantors and, when duly executed and delivered by the Guarantors upon execution of the Assumption Agreement and the consummation of the transactions contemplated thereby (assuming the due authorization, execution and delivery of the Guarantees by the Guarantors other than the Existing Guarantors), will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  9. The guarantees of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Existing Guarantors, and, when the guarantees of the Exchange Notes and the Private Exchange Notes are duly executed and delivered by each of the Guarantors in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture and assuming the due authorization, execution and delivery of the guarantees of the Exchange Notes and Private Exchange Notes by the Guarantors other than the Existing Guarantors), will constitute the valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  10. The Escrow Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, as escrow agent, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  11. Each of Grant Prideco and the Existing Guarantors has all requisite corporate power and authority to perform its obligations under the Escrow Agreement. The Escrow Agreement, upon execution of the Assumption Agreement (assuming the due authorization, execution and delivery of the Assumption Agreement by the Guarantors other than the Existing Guarantors), will constitute a valid and legally binding agreement of each of Grant Prideco and the Guarantors, enforceable against each of Grant Prideco and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  12. Each of the Company, Grant Prideco and the Existing Guarantors have all requisite corporate power and authority to execute, deliver and perform their obligations under the Assumption Agreement. The Assumption Agreement has been duly and validly authorized by the Company, Grant Prideco and the Existing Guarantors and, when duly executed and delivered by the Company, Grant Prideco and the Guarantors (assuming the due authorization, execution and delivery of the Assumption Agreement by the Guarantors other than the Existing Guarantors), will constitute a valid and legally binding agreement of each of the Company, Grant Prideco and the Guarantors, enforceable against each of the Company, Grant Prideco and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

                  13. The Purchase Agreement has been duly authorized, executed and delivered by the Company and Grant Prideco.

                  14. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder; and it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement or in connection with the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Final Memorandum pursuant to the Act to qualify the Indenture under the Trust Indenture Act.

                  15. No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of the Purchase Agreement, assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company and Grant Prideco contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 of the Purchase Agreement.

                  16. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company, Grant Prideco or any of the Subsidiaries is a party or to which any of the properties of the Company, Grant Prideco or any of the Subsidiaries is subject, other than proceedings which we believe are not likely to have a material adverse effect on the Company, Grant Prideco or any of the Subsidiaries, or on the power or ability of the Company, Grant Prideco or any of the Subsidiaries to perform their obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Exchange Notes, the Assumption Agreement or the Escrow Agreement or to consummate the transactions contemplated by the Final Memorandum.

                  17. The statements contained in the Final Memorandum under the captions "Certain Relationships and Related Transactions", "Description of Other Indebtedness", "Description of the Notes" and "Certain United States Federal Income Tax Considerations", insofar as they describe charter documents, contracts, statutes, rules and regulations and other legal matters, constitute an accurate summary thereof in all material respects.

                  18. The execution, delivery and performance of the Indenture and Escrow Agreement by the Company; the execution, delivery and performance of the Purchase Agreement by the Company and Grant Prideco; the execution, delivery and performance of the Registration Rights Agreement by Grant Prideco and the Guarantors; the execution, delivery and performance of the Assumption Agreement by the Company, Grant Prideco and the Guarantors; and the consummation of the transactions contemplated thereby will not:

                  (a) contravene the provisions of the charter, bylaws, or other organizational documents of the Company, Grant Prideco or any of the Existing Guarantors;

                  (b) violate or any material law or statute applicable to the Company, Grant Prideco or the Existing Guarantors;

                  (c) constitute a breach of, or a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Grant Prideco or the Existing Guarantors is a party and which is identified on Schedule A hereto; or

                  (d) to our knowledge, violate any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Grant Prideco or the Existing Guarantors or any of their respective properties or assets; provided that the provisions for indemnification and contribution may be limited by equitable principles and public policy considerations.

                  17. Except as may be required in connection with the registration under the Act of the Notes, the Exchange Notes, the Private Exchange Notes, the Guarantees or the guarantees of the Exchange Notes and of the Private Exchange Notes in accordance with the Registration Rights Agreement, qualification of the Indenture under the Trust Indenture Act and compliance with the securities or Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of any of the aforementioned documents by the Company, Grant Prideco or the Guarantors, as applicable, and the consummation of the transactions contemplated thereby.

                  18. To our knowledge, except as provided in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company, Grant Prideco or any Subsidiary and any person granting such person the right to require the Company, Grant Prideco or any Subsidiary to include any securities of Grant Prideco owned or to be owned by such person in the securities registered pursuant to the Exchange Offer Registration Statement or Shelf Registration Statement (in each case, as defined in the Registration Rights Agreement).

                  19. Neither the Company, Grant Prideco nor any Subsidiary is, and upon the sale of the Notes and the application of the proceeds of such sale as described in the Final Memorandum, neither the Company, Grant Prideco nor any Subsidiary will be, an "investment company" as defined in the Investment Company Act.

                  In addition to the foregoing, we advise you that we have participated in conferences with officers and other representatives of the Company and Grant Prideco and counsel for the Initial Purchasers at which the contents of the Preliminary Memorandum and Final Memorandum and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum and have made no independent check or verification thereof (except to the extent set forth in paragraph 17 above), on the basis of the foregoing (relying as to materiality to a certain extent upon the opinions of officers and other representatives of Grant Prideco), no facts have come to our attention that cause us to believe that, as of the date thereof or as of the Closing Date, the Final Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided that we offer no advice or belief with respect to financial statements and financial data included in the Final Memorandum, including the notes thereto and the auditors report thereon.

                                                                       Exhibit C

                           Opinion of General Counsel


                  Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  (1) each of the Company, Grant Prideco and each Subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of formation and has all power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged;

                  (2) each of the Indenture and the Escrow Agreement has been duly authorized, executed and delivered by the Company; the Purchase Agreement has been duly authorized, executed and delivered by the Company and Grant Prideco; the Registration Rights Agreement has been duly authorized, executed and delivered by Grant Prideco and each of the Existing Guarantors; and the Assumption Agreement and each of the transactions contemplated thereby have been duly authorized, by the Company, Grant Prideco and each of the Guarantors;

                  (3) the Notes have been duly authorized, executed and issued by the Company, the Notes have been duly authorized by Grant Prideco, and the Exchange Notes and the Private Exchange Notes have been duly authorized by Grant Prideco. The Guarantees and the guarantees of the Exchange Notes and Private Exchange Notes have been duly authorized by each of the Existing Guarantors;

                  (4) Grant Prideco has the authorized issued and outstanding capitalization set forth in the Final Memorandum and all of the issued shares of capital stock of Grant Prideco has been duly and validly authorized and issued, are fully paid and non-assessable and free of preemptive or similar rights;

                  (5) all of the issued shares of capital stock or limited partnership or limited liability company interests, as applicable, of each Existing Guarantor (other than Tube Alloy Corporation, a Louisiana corporation) have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by Grant Prideco, free and clear of all liens, encumbrances, equities or claims, except as described in the Final Memorandum or set forth on Schedule __ attached hereto;

                  (6) to my knowledge, there are no legal or governmental proceedings pending to which the Company, Grant Prideco or any of the Subsidiaries is a party or of which any property or assets of the Company, Grant Prideco or any of the Subsidiaries is the subject which, if determined adversely to the Company, Grant Prideco or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (7) the execution, delivery and performance of the Indenture and Escrow Agreement by the Company; the execution, delivery and performance of the Purchase Agreement by the Company and Grant Prideco; the execution, delivery and performance of the Registration Rights Agreement by Grant Prideco and the Guarantors; the execution, delivery and performance of the Assumption Agreement by the Company, Grant Prideco and the Guarantors; and the consummation of the transactions contemplated thereby will not:

                           (A) contravene the provisions of the charter, bylaws, or other organizational documents of the Company, Grant Prideco or any of the Existing Guarantors;

                           (B) to my knowledge, constitute a breach of, or a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Grant Prideco or the Existing Guarantors is a party;

                           (C) to my knowledge, violate any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Grant Prideco or the Existing Guarantors or any of their respective properties or assets, provided that the provisions for indemnification and contribution may be limited by equitable principles and public policy consideration;

                  (8) none of the Company, Grant Prideco nor any of the Existing Guarantors is in violation of its respective charter, bylaws or other organization documents and, to my knowledge, neither the Company, Grant Prideco nor any of the Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any agreement, indenture, mortgage, lease or other instrument that is material to the Company, Grant Prideco and the Subsidiaries, taken as a whole, to which the Company, Grant Prideco or any of the Subsidiaries is a party or by which the Company, Grant Prideco or any of the Subsidiaries or their respective property is bound, in each case which default could reasonably be expected to have a Material Adverse Effect.